Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2014, relating to the consolidated financial statements of Dominion Gas Holdings, LLC and subsidiaries appearing in the Current Report on Form 8-K of Dominion Gas Holdings, LLC and subsidiaries dated June 26, 2014.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

July 3, 2014

Richmond, Virginia